EXECUTION VERSION

EXHIBIT 10.34

THIS WARRANT IS INITIALLY BEING ISSUED TO DS WATERS OF AMERICA, INC. (THE “INITIAL HOLDER”) AND NEITHER THIS WARRANT NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED BY THE INITIAL HOLDER OR ANY SUBSEQUENT HOLDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IN EACH SUCH INSTANCE (WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED).  WITHOUT LIMITING THE FOREGOING, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, ALL AS EVIDENCED BY A LEGAL OPINION TO SUCH EFFECT, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY.

PRIMO WATER CORPORATION

WARRANT

January 1, 2014	Warrant Number DSW-1

THIS IS TO CERTIFY that DS Waters of America, Inc. and its permitted transferees, successors and assigns (“Holder”) is entitled to purchase from Primo Water Corporation, a Delaware corporation (the “Company”), at the Exercise Price (as defined below), Four Hundred Seventy-Five Thousand (475,000) shares (the “Aggregate Number”) of Common Stock (as defined below).  The Exercise Price and Aggregate Number are subject to adjustment as set forth in Section 3.  This Warrant is being issued to Holder in connection with, pursuant to, and as further consideration for, that certain Strategic Alliance Agreement entered into by and between the Company and the Holder on November 12, 2013.

Section 1.                      Definitions

“Aggregate Exercise Price” is defined in Section 2(a).

“Aggregate Number” is defined in the opening paragraph.

 “Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by law to be closed in Winston-Salem, North Carolina.

“Capital Transaction” means any merger, consolidation, share exchange, recapitalization, reorganization, business combination, sale of securities (the result of which is that the stockholders of the Company immediately prior to such sale transaction are (after giving effect to such sale transaction) no longer, in the aggregate, the beneficial owners (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Act), directly or indirectly through one or more intermediaries, of more than fifty percent (50%) of the voting power of the outstanding voting securities of the Company), or other similar event, involving the Common Stock of the Company.

“Charter” means the Articles of Incorporation of the Company, as amended or supplemented.

“Common Stock” means the Common Stock of the Company, $0.001 par value or any other capital stock into which the foregoing is reclassified or reconstituted.

“Company” is defined in the opening paragraph.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities that, directly or indirectly, are exchangeable for or exercisable or convertible into Common Stock.

“Election to Purchase” is defined in Section 2(a).

“Exercise Amount” is defined in Section 2(a).

“Exercise Price” means the price per share of Common Stock at which shares of Common Stock are purchasable pursuant to this Warrant which shall initially be $3.04 per share, subject to adjustment as set forth in Section 3.

“Expiration Date” means the seventh (7th) anniversary of the date hereof.

“Holder” is defined in the opening paragraph.

“Other Securities” shall mean any stock and other securities of the Company or any other Person which Holder at any time shall be entitled to receive, upon the exercise of this Warrant or pursuant to Section 3, in lieu of or in addition to Common Stock.

“Person” means any individual, corporation, limited liability company, partnership, company, sole proprietorship, joint venture, trust, estate, association, organization, labor union or other entity.

“Stock Combination” is defined in Section 3(a)(ii).

“Stock Dividend” is defined in Section 3(a)(i).

“Stock Subdivision” is defined in Section 3(a)(i).

“Warrant” means this warrant.

“Warrant Shares” means (a) the shares of Common Stock or Other Securities issued or issuable hereunder and, (b) all other shares of the Company’s capital stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any Capital Transaction, or acquired by way of any rights offering or similar offering made in respect of the capital stock referred to in this clause (b) or the foregoing clause (a).

Section 2.          Exercise.

(a)         Right to Exercise; Exercise Amount.  At any time on or before the Expiration Date, Holder may exercise this Warrant in whole or in part at any time and from time to time by delivering this Warrant to the Company, together with a duly executed Election to Purchase in the form attached hereto as Exhibit A (the “Election to Purchase”), and payment of the Exercise Price for each share to be purchased.  If the Expiration Date is not a Business Day, then this Warrant may be exercised on or before the next succeeding Business Day.  The aggregate Exercise Price (the “Aggregate Exercise Price”) to be paid for the shares to be purchased (the “Exercise Amount”) shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price.

(b)         Payment of Aggregate Exercise Price.  Payment of the Aggregate Exercise Price shall be made to the Company in cash.

(c)         Cashless Exercise. Anything elsewhere contained herein to the contrary notwithstanding, in lieu of payment of the Aggregate Exercise Price, Holder may exercise this Warrant in whole or in part at any time and from time to time by presentation and surrender of this Warrant to the Company, together with a Cashless Exercise Form in the form attached hereto as Exhibit B (or a reasonable facsimile thereof) duly executed (a “Cashless Exercise”). Such presentation and surrender shall be deemed a waiver of Holder’s obligation to pay all or any portion of the Aggregate Exercise Price, as the case may be, in cash. In the event of a Cashless Exercise, Holder shall exchange this Warrant for the number of shares of Common Stock determined by multiplying the number of shares of Common Stock for which this Warrant is being exercised by a fraction, (i) the numerator of which shall be the difference between (A) the then current market price per share of Common Stock, and (B) the Exercise Price, and (ii) the denominator of which shall be the then current market price per share of Common Stock. As used herein, the term “market price” on any relevant date means (x) if the Common Stock is listed for trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, or the NASDAQ Global Select Market, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock (regular way), (y) if the Common Stock is not so listed but quotations for the Common Stock are reported on the OTC Bulletin Board, the most recent closing price as reported on the OTC Bulletin Board, or (z) otherwise, the fair market value of a share of Common Stock as reasonably determined in good faith by the Board of Directors (or similar governing body) of the Company and reasonably agreed to by Holder, without discount for illiquidity or minority interest.

(d)         Issuance of Shares of Common Stock.  Upon receipt by the Company of this Warrant accompanied by an Election to Purchase and payment of the Aggregate Exercise Price or a Cashless Exercise Form, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered.  Upon such surrender of this Warrant and, if applicable, payment of the Aggregate Exercise Price, the Company shall issue and deliver as soon as practicable (but in any event within five (5) Business Days) to, or upon the written order of, Holder (and in such name or names as Holder may designate) a certificate or certificates for the Exercise Amount.

(e)         Fractional Shares.  The Company shall deliver whole shares of Common Stock upon exercise of this Warrant (rounded down to the nearest whole number).

(f)          Partial Exercise.  Following any partial exercise of this Warrant, the Company shall issue to Holder a Warrant in like form for the unexercised portion thereof.

Section 3.          Adjustments to Exercise Price and Aggregate Number.  The Exercise Price and the Aggregate Number shall be adjusted as provided in this Section 3.  Upon each adjustment of the Exercise Price, the Aggregate Number shall be adjusted by multiplying the Aggregate Number then in effect by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately following such adjustment.

(a)          Stock Dividends, Subdivisions and Combinations.  If at any time:

(i)        the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock (a “Stock Dividend”) or by a subdivision or split-up of shares of Common Stock (a “Stock Subdivision”), then, following the record date for the determination of holders of Common Stock entitled to receive such Stock Dividend, or to be affected by such Stock Subdivision, the Exercise Price shall be appropriately decreased so that the Aggregate Number shall be increased in proportion to such increase in outstanding shares.

(ii)       the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”), then, following the record date to determine shares affected by such Stock Combination, the Exercise Price shall be appropriately increased so that the Aggregate Number shall be decreased in proportion to such decrease in outstanding shares.

(b)         Adjustment Upon Capital Transaction.  If, at any time, there shall occur any Capital Transaction, then Holder thereafter shall have the right to receive upon exercise of this Warrant, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon exercise, such stock, securities, cash or other assets which Holder would have been entitled to assuming full exercise of this Warrant immediately prior thereto, at an Exercise Price economically equivalent to the Exercise Price in effect immediately prior thereto.  Notwithstanding the foregoing, in connection with a Capital Transaction in which consideration is paid or distributed to the Company’s stockholders and such consideration does not consist entirely of shares of common stock of the acquiring or resulting corporation, the Company may in its sole discretion cancel this Warrant upon consummation of the Capital Transaction so long as the Holder is paid cash in respect of each share of Common Stock subject to this Warrant in an amount equal to the excess, if any, of (i) the per share price paid or distributed to stockholders in the transaction (with the value of any non-cash consideration to be reasonably determined in good faith by the Board of Directors (or similar governing body) of the Company and reasonably agreed to by Holder) over (ii) the Exercise Price.  For avoidance of doubt, if the amount determined pursuant to the preceding sentence is zero or less, this Warrant may be cancelled without any payment therefore.

(c)         Notice of Adjustment. Whenever the number or type of securities issuable hereunder is adjusted, the Company shall promptly deliver to Holder a certificate of adjustment, setting forth the number and type of securities after adjustment, a brief statement of the facts requiring the adjustment and the computation by which the adjustment was made.

(d)         Successive Adjustments. The provisions of this Section 3 shall be applicable successively to each event described herein which may occur subsequent to the issuance of this Warrant.

(e)         No Impairment. The Company will not, by amendment of its incorporation documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder.

Section 4.          Notices of Corporate Action. If at any time prior to the Expiration Date of the Warrant and prior to its exercise in full, any one or more of the following events shall occur:

(a)         any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution which would entitle Holder to receive any portion thereof pursuant to the terms of this Warrant or upon exercise of this Warrant;

(b)         any Capital Transaction or transfer of all or substantially all the assets of the Company to any other Person; or

(c)         any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company will mail to Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such Capital Transaction, transfer, dissolution, liquidation or winding-up is to take place, and (iii) the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their Common Stock (or other securities) for the cash, equity or other property deliverable upon such event and a description in reasonable detail of the transaction. Such notice shall be mailed at least twenty (20) days prior to the date therein specified (or such lesser period of time (but in no event less than three (3) Business Days) as is reasonably practicable under the circumstances).

Section 5.          Reservation of Shares; Validly Issued Shares. The Company will at all times reserve and keep available out of its authorized shares solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of its duly authorized shares of Common Stock, or Other Securities deliverable upon the exercise of this Warrant, as shall be sufficient to enable the Company at any time to fulfill all of its obligations hereunder.  The Company covenants and agrees that the shares of Common Stock or Other Securities which shall be so issuable will, upon issuance, be duly authorized and issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever other than those created by Holder.

Section 6.          Transfers of the Warrant; Replacement of Warrant

(a)         Register.  The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 6(b) and (c), thereafter shall transfer this Warrant on such register when this Warrant is:  (i) surrendered for transfer in accordance with the terms hereof; and (ii) properly endorsed and accompanied by appropriate instructions.  Upon any such transfer, a new Warrant or Warrants shall be issued to the transferee and Holder (in the event that this Warrant is only partially transferred) and the surrendered Warrant shall be canceled.

(b)         Transfers.  This Warrant is initially being issued to the Initial Holder and neither this Warrant nor any interest herein may be offered, sold, pledged, hypothecated or otherwise transferred by the Initial Holder or any subsequent Holder without the prior written consent of the Company in each such instance (which consent may not be unreasonably withheld, conditioned or delayed).  Any such offer, sale, pledge, hypothecation or transfer shall also be subject to the securities law restrictions set forth in the legend on the first page of this Warrant.

(c)         Restrictive Legend.  Except as otherwise provided in this subsection (c), each certificate for Warrant Shares initially issued upon the exercise of this Warrant and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, ALL AS EVIDENCED BY A LEGAL OPINION TO SUCH EFFECT, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY.

Notwithstanding the foregoing, the legend requirements of this Section 6(c) shall terminate as to any particular Warrant Shares when the Warrant Shares are transferred pursuant to an effective resale registration statement, or the Company shall have received from the Holder thereof an opinion of counsel in form and substance reasonably acceptable to the Company that such legend is not required in order to ensure compliance with the Securities Act.  Whenever the restrictions imposed by this Section 6(c) shall terminate, the Holder or subsequent transferee, as the case may be, shall be entitled to receive from the Company a certificate for the Warrant Shares without the subject restrictive legends.

Section 7.          Representations and Warranties of the Company.

(a)         The Company hereby represents, warrants and covenants to Holder as follows: (i) the Company has full authority and power to enter into this Warrant and perform its obligations hereunder, including the issuance of the Warrant Shares upon exercise hereof; (ii) this Warrant constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) the execution, delivery and performance of this Warrant, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Warrant Shares), (X) does not and will not violate in any material respect laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made, and (Y) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any material indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien security interest or other charge or encumbrance on any of the assets of the properties of the Company.

(b)         The authorized capital of the Company as of the date hereof consists of 70,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share.

Section 8.          Miscellaneous.

(a)         No Voting Rights.  Prior to the exercise of this Warrant, Holder shall not be entitled to any voting or other rights as a stockholder of the Company as a result of being a holder of the Warrant except as expressly provided herein.

(b)         Replacement Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant in like form and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company.

(c)         Delays, Omissions and Indulgences.  No delay or omission to exercise any right, power or remedy accruing to Holder upon any breach or default of the Company hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(d)         Notices.  Any notice pursuant to this Warrant must be in writing and sent by email followed by a “hard copy” via overnight mail to the parties as follows (or to such other address as may be specified by the parties in accordance with this Notice section):

(A)	If to the Company:

Primo Water Corporation
104 Cambridge Plaza Drive
Winston-Salem, NC 27104
Attention: Chief Executive Officer
Email: bprim@primowater.com

With a copy to:

K&L Gates LLP
4350 Lassiter at North Hills Avenue
Suite 300
Raleigh, North Carolina 27609
Attention: D. Scott Coward, Esq.
Email: scott.coward@klgates.com

(B)	If to the Holder:

DS Waters of America, Inc.
5660 New Northside Drive, Suite 500
Atlanta, GA 30328
Attention: Chief Executive Officer
Email: tharrington@water.com

With a copy to:

DS Waters of America, Inc.
5660 New Northside Drive, Suite 500
Atlanta, GA 30328
Attention: Chief Legal Officer
Email: rowens@water.com

(e)         Successors and Assigns.  Subject to Section 5(b) hereof, this Warrant shall be binding upon and inure to the benefit of the Company and Holder and their respective permitted successors and assigns.

(f)          Amendments and Waivers.  No amendment of any provision of this Warrant will be valid unless the amendment is in writing and signed by Holder and the Company.  No waiver of any provision of this Warrant will be valid unless the waiver is in writing and signed by the waiving party.  The failure of any Person at any time to require performance of any provision of this Warrant will not affect its rights at a later time to enforce such provision.  No waiver by any Person of any breach of this Warrant will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other such occurrence.

(g)         Severability.  Any provision of this Warrant that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(h)         Governing Law.  This Warrant will be governed by the laws of the State of North Carolina without giving effect to any choice or conflict of law principles of any jurisdiction.

(i)           Entire Agreement.  This Warrant constitutes the entire agreement between the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements (whether written or oral and whether express or implied) between the Company and the Holder to the extent related to the subject matter hereof.

[Signature Page To Follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

PRIMO WATER CORPORATION

By:	/s/ Billy D. Prim
Name: Billy D. Prim
Title: CEO